EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the incorporation by reference in this Registration Statement on Form F-3 and related Prospectus of NICE-Systems Ltd. of our report dated April 12, 2007, with respect to the consolidated financial statements of Actimize Ltd. for the year ended December 31, 2006, included in the Report on Form 6-K of NICE-Systems Ltd. dated September 12, 2007.

Kost Forer Gabbay & Kasierer
a member of Ernst & Young Global

Tel Aviv, Israel
September 12, 2007